Exhibit 12.1

STEVENS & LEE

LAWYERS & CONSULTANTS

111 North 6th Street

Reading, PA 16103

(610) 478-2000 Fax (610) 376-5610

www.stevenslee.com

January 26, 2022

Board of Directors

Forge Group, Inc.

8401 Connecticut Avenue, Suite 300

Chevy Chase, MD 20815

Re: Offering Statement on Form 1-A (File No. 024-11534)

Ladies and Gentlemen:

We have acted as counsel to Forge Group, Inc. (the “Company”) in connection with the Company’s proposed offering of up to 2,300,000 shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”). This offering is covered by the Company’s Offering Statement on Form 1-A, filed with the Securities and Exchange Commission (the “Offering Statement”). In connection with delivering this opinion, we have reviewed the following documents:

1.

The Amended and Restated Articles of Incorporation of the Company as filed with the Secretary of State of the Commonwealth of Pennsylvania on December 27, 2021, as certified by the Secretary of the Company;

2.	The bylaws of the Company as presently in effect, as certified by the Secretary of the Company;

3.	The resolutions of the Board of Directors of the Company adopted by an action by unanimous written consent dated January 25, 2022, as certified by the Secretary of the Company;

4.	The Offering Statement, including the offering circular (the “Offering Circular”) contained therein; and

5.	The form of the certificate representing shares of the Common Stock filed as Exhibit 3.2 to the Offering Statement.

Based upon our review of the documents listed above, it is our opinion that the shares of Common Stock covered by the Offering Statement have been duly authorized and, when issued and sold against payment therefor, pursuant to the terms described in the Offering Statement, will be legally issued by the Company and fully paid and nonassessable.

We consent to the filing of this opinion as an exhibit to the Offering Statement, and to the reference to us under the heading “Legal Matters” in the Offering Circular. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

STEVENS & LEE

/s/ Stevens & Lee

WRK:rjg

Allentown    •    Bala Cynwyd    •    Cleveland    •    Fort Lauderdale    •    Harrisburg    •    Lancaster    •    New York                •    Philadelphia

Princeton    •    Reading    •    Rochester     •    Scranton    •    Valley Forge    •    Wilkes-Barre    •    Wilmington

A PROFESSIONAL CORPORATION